Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-222072 on Form S-8 of our report dated January 2, 2024, relating to the financial statements appearing in the Annual Report on Form 20-F for the year ended August 31, 2023.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shenzhen, China

January 2, 2024